Presentation to the Special Committee July 28, 2011 Project Asteroid Belt Exhibit (c)(2) STRICTLY CONFIDENTIAL * * * * * * * * * * * * * * * * * * * * * * * * *

[
1 ]
Disclaimer
This presentation has been prepared by Moelis & Company LLC (“Moelis”) for exclusive use by the Special Committee of the Board of Directors of Global Traffic Network (“GNET” or the “Company”) in considering the transaction described herein based on information provided by the Company and publicly available information. Moelis has not assumed any responsibility for independently verifying the information herein, and Moelis makes no representation or warranty as to the accuracy, completeness or reasonableness of the information herein. In this presentation, Moelis, at the Company’s direction, has used certain projections, forecasts or other forward-looking statements with respect to the Company and/or other parties involved in the transaction which were provided to Moelis by the Company and/or such other parties and which Moelis has assumed, at the Company’s direction, were prepared based on the best available estimates and judgments of the management of the Company and/or such other parties as to the future performance of the Company and/or such other parties. This presentation speaks only as of its date and Moelis assumes no obligation to update it or to advise any person that its conclusions or advice has changed.
This presentation is solely for informational purposes. This presentation is not intended to provide the sole basis for any decision on any transaction and is not a recommendation with respect to any transaction. The recipient should make its own independent
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investment partnerships. Its personnel may make statements or provide advice that is contrary to information contained in this
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This presentation is confidential and may not be disclosed to any other person or relied upon without the prior written consent of
Moelis.

[ 2 ] Appendix: Supplemental Valuation Materials 15 IV. Other Perspectives 9 III. Valuation Analysis 6 II. Company Financial Projections 3 I. Transaction Overview Table of Contents

I. Transaction Overview * * * * * * * * * * * * * * *

[
4 ]
Summary of Proposed Transaction
OVERVIEW IMPLIED GNET VALUATION & VALUATION STATISTICS
IMPLIED TRANSACTION PREMIUMS
Current Date Latest Offer Date Initial Offer Date
Transaction: Acquisition of 100% of GNET outstanding equity
Purchase price of $14.00 per share
Form of consideration: All-cash
GTCR will backstop entire purchase price - No financing contingency
—
No reverse break fee; specific performance with ability to sue for full damages
Tender offer structure
Other Transaction Details
—
[55] day post-signing “Go Shop” period ([40] days extendable to
[55] days if the Board receives a superior proposal within the first 40 days)
—
Two-Tier Termination Fee: [1.5%] of equity value.  After
termination of “Go Shop” period, fee would increase to [3.0%] of equity value
—
Customary information rights and last look
Source: Capital IQ, Company financials, Company model as of June 24, 2011
Note:
1. Excludes stock-based compensation.  Fiscal year ends June 30
2. Management projections
Premium To: Share Price
Implied
Premium
July 7, 2011 $12.52 11.8%
30 Day Prior VWAP 11.29 24.0%
60 Day Prior VWAP 11.36 23.2%
90 Day Prior VWAP 11.72 19.4%
Premium To: Share Price
Implied
Premium
June 6, 2011 $10.30 35.9%
30 Day Prior VWAP 11.46 22.2%
60 Day Prior VWAP 12.06 16.1%
90 Day Prior VWAP 12.10 15.7%
($ in millions, except per share data)
Offer Price $14.00
Diluted Shares Outstanding 20.0
Market Value of Equity $280.3
Less: Cash (6/30/11) ($41.7)
Plus: Debt (6/30/11) 0.0
Net Debt ($41.7)
Total Enterprise Value $238.7
Valuation Statistics
Metric
2
Statistic
TEV / FY 2011E Adjusted EBITDA¹
$19.7 12.1x
TEV / CY 2011E Adjusted EBITDA¹
$21.3 11.2x
TEV / FY 2012E Adjusted EBITDA¹
$24.8 9.6x
Premium To: Share Price
Implied
Premium
July 27, 2011 $11.48 22.0%
30 Day Prior VWAP 11.88 17.9%
60 Day Prior VWAP 11.37 23.1%
90 Day Prior VWAP 11.69 19.7%

[ 5 ]
30-90 Day Prior VWAP Range
($11.37 – $11.88)
Historical GNET Share Price Performance
The GTCR offer price of $14.00 is above the stock’s all-time high closing price of $13.65
Source: Capital IQ, Company filings, Company website
Note:
1. Includes APN News & Media, Astral Media, Beasley Broadcast Group, CC Media Holdings, Corus Entertainment, Cumulus Media, Emmis Communications, Entercom Communications, Prime
Media Group, Radio One, Saga Communications, Salem Communications, Southern Cross Media, UTV Media and Westwood One
Offer Price
($14.00)
9/14/10: Company launches its
traffic alerting system, the Global
Alert Network, in Kansas City
2/10/11: Highest ever quarterly EBITDA of
$6.9mm, above analyst projections.
Partnerships with AccuWeather.com and
Total Traffic Network announced
5/13/11: FQ3 EBITDA and
revenue results miss analyst
projections due to decrease in
Australian advertising spend
11/11/10: Adjusted operating income
projected to become positive FQ2 2011
2/09/10: FQ3 2010 revenue and net
loss projected to improve versus
previous period
1/10/11: Company executes
NDA with GTCR
--%
50%
100%
150%
200%
250%
300%
350%
Jan-10 Feb-10 Mar-10 May-10 Jun-10 Aug-10 Sep-10 Nov-10 Dec-10 Jan-11 Mar-11 Apr-11 Jun-11 Jul-11
0.0
0.5
1.0
1.5
2.0
2.5
GNET Volume Offer Price GNET S&P 500 Broadcasting Companies Index¹
6/27/11: Company added to
Russell 2000 Index

II. Company Financial Projections * * * * * * * * * * * * * * *

[ 7 ]
Summary Projected Financials of GNET’s Business Segments
Each of GNET’s business segments have differentiated business prospects and projections
AUSTRALIA CANADA
UK MOBILE
(AUD$ in millions) (CAD$ in millions)
(£ in millions) (US$ in millions)
A$97
A$91
A$85
A$80
A$74
A$70
A$64
A$57
A$31
A$29
A$26
A$23
A$20
A$19
A$17
A$15
A$0
A$30
A$60
A$90
A$120
2009A 2010A 2011E 2012E 2013E 2014E 2015E 2016E
Revenue EBITDA
C$42
C$8
C$10
C$15
C$19
C$24
C$29
C$35
C$14.3
($2.7)
($3.3)
C$0.2
C$2.7
C$5.0
C$8.1
C$11.2
($5)
C$13
C$30
C$48
2009A 2010A 2011E 2012E 2013E 2014E 2015E 2016E
Revenue EBITDA
$-- $0.0 $--
$1.5
$3.7
$5.9
$9.1
$12.9
$2.0
$0.5
$(0.5)
$(1.0)
$(1.2)
$(0.7)
$(1.4)
$3.8
$(3)
$3
$8
$13
$18
2009A 2010A 2011E 2012E 2013E 2014E 2015E 2016E
Revenue EBITDA
£25
£7
£17
£20
£19
£20
£22
£23
(£0.6)
£0.7
£2.0
£1.6
£1.9
£2.3
£2.5
£2.8
($1)
£7
£15
£23
£31
2009A 2010A 2011E 2012E 2013E 2014E 2015E 2016E
Revenue EBITDA
Revenue Growth 16% 11% 10% 6% 7% 7% 7% 6%
EBITDA Margin 27% 26% 27% 27% 29% 30% 32% 32%
Revenue Growth 20% 24% 51% 29% 25% 22% 20% 20%
EBITDA Margin NM NM 1% 14% 21% 27% 32% 34%
Revenue Growth NA 151% 18% (5%) 5% 7% 6% 6%
EBITDA Margin NM 4% 10% 8% 9% 10% 11% 11%
Revenue Growth NA NA NA NA 146% 62% 54% 41%
EBITDA Margin NA NM NA NM NM 8% 22% 30%
Source: Company model as of June 24, 2011
Note: 2011 financials are estimates and are not updated for actual results as of June 30, 2011

[ 8 ]
Summary Historical and Management Projected Financials
Source: Company model as of June 24, 2011
Note:
1. Excludes stock-based compensation
Fiscal Year Ended June 30, CAGR
(US$ in millions) 2007A 2008A 2009A 2010A 2011A 2012E 2013E 2014E 2015E 2016E '11A - '16E
Revenue
Australia $28.4 $44.3 $42.7 $56.5 $69.7 $78.1 $83.6 $89.4 $95.7 $101.4 7.8%
% Growth 55.8% (3.6%) 32.2% 23.5% 12.0% 7.0% 7.0% 7.0% 6.0%
Canada 3.3 6.7 6.9 9.5 15.0 19.7 24.6 30.0 36.0 43.2 23.5%
% Growth 103.3% 4.0% 36.8% 58.7% 31.1% 25.0% 22.0% 20.0% 20.0%
United Kingdom -- -- 10.7 27.4 32.7 31.2 32.6 34.8 37.0 39.3
3.8%
% Growth NA NA 155.7% 19.2% (4.5%) 4.5% 6.7% 6.3% 6.3%
Mobile Segment -- -- -- 0.0 0.0 1.5 3.7 5.9 9.1 12.9 NA
% Growth NA NA NA NA NA 146.1% 62.0% 53.6% 41.3%
Total Revenue $31.7 $51.0 $60.3 $93.3 $117.4 $130.4 $144.4 $160.1 $177.8 $196.8 10.9%
% Growth 60.7% 18.4% 54.7% 25.8% 11.1% 10.7% 10.9% 11.0% 10.7%
Operating Expenses
Australia $21.8 $30.5 $30.0 $40.1 $49.3 $54.8 $57.3 $60.3 $63.4 $66.7
% of Revenue 68.7% 59.9% 49.7% 43.0% 42.0% 42.0% 39.7% 37.6% 35.7% 33.9%
Canada 6.9 9.1 9.3 12.5 14.9 16.2 18.7 20.9 23.7 27.7
% of Revenue 21.6% 17.8% 15.3% 13.4% 12.7% 12.4% 12.9% 13.1% 13.4% 14.1%
United Kingdom 0.8 1.7 11.6 26.3 29.2 28.2 29.2 30.8 32.6 34.5
% of Revenue 2.4% 3.4% 19.3% 28.2% 24.9% 21.6% 20.2% 19.2% 18.3% 17.5%
Mobile Segment -- 0.2 1.4 0.7 1.2 2.5 4.2 5.5 7.1 9.1
% of Revenue 0.0% 0.3% 2.3% 0.8% 1.0% 1.9% 2.9% 3.4% 4.0% 4.6%
Corporate 2.2 3.4 3.2 3.4 3.0 4.0 4.2 4.4 4.6 4.9
% of Revenue 6.9% 6.6% 5.2% 3.6% 2.6% 3.1% 2.9% 2.8% 2.6% 2.5%
Total Operating Expenses $31.6 $44.9 $55.4 $83.1 $97.7 $105.7 $113.6 $121.9 $131.5 $142.7
% of Revenue 99.7% 88.1% 91.8% 89.0% 83.2% 81.0% 78.6% 76.1% 74.0% 72.5%
Adjusted EBITDA¹ $0.1 $6.1 $4.9 $10.3 $19.7 $24.8 $30.9 $38.3 $46.2 $54.1
22.4%
% Margin 0.3% 11.9% 8.2% 11.0% 16.8% 19.0% 21.4% 23.9% 26.0% 27.5%
Capital Expenditures $3.1 3.3 1.6 1.2 1.6 1.5 1.5 1.5 1.5 1.5
% of Revenue 9.8% 6.5% 2.7% 1.3% 1.4% 1.1% 1.0% 0.9% 0.8% 0.8%

III. Valuation Analysis * * * * * * * * * * * * * * *

[ 10 ]
12.5% - 14.5% Discount Rate²
3.5% - 4.5% Perp. Growth
Discounted
Cash Flow
Analysis
10.0x – 13.0x
FY2011E Adjusted EBITDA¹
Selected
Transactions
Analysis
9.0x – 11.0x
CY2011E Adjusted EBITDA¹
Selected Publicly
Traded Companies
Analysis
Commentary
Methodology
Summary Valuation Overview
VALUE PER SHARE
15.0x 13.1x 11.2x 9.3x 7.4x 5.5x TEV / CY2011E EBITDA¹
16.3x 14.2x 12.1x 10.0x 8.0x 5.9x TEV / FY2011E EBITDA¹
12.9x 11.3x 9.6x 8.0x 6.3x 4.7x TEV / FY2012E EBITDA¹
$320.3 $279.5 $238.7 $197.8 $157.0 $116.2 Implied TEV ($mm)
Price Per Share
Notes:
1. Excludes stock-based compensation. Fiscal year ends June 30
2. Assumes 25.0% discount rate for Mobile segment
Current Price
(7/27/11):
$11.48
Offer
Price:
$14.00
$11.65
$11.90
$12.60
$16.10
$14.90
$13.80
$8.00 $10.00 $12.00 $14.00 $16.00 $18.00

[
11 ]
Selected Publicly Traded Companies Analysis
Source: Wall Street research, Company filings, Company model as of June 24, 2011
Notes:
1. Adjusted for Austereo transaction
2. Adjusted for $750 million private placement of senior guaranteed notes
3. Adjusted for $610 million private placement of senior notes
As of July 27, 2011
Enterprise Value /
Rev.
Current % of
Revenue EBITDA
Growth
(US$ in millions except per share data)
Stock
Price
52 Wk.
High
Market
Value
Enterprise
Value
CY
(2010)
CY+1
(2011)
CY+2
(2012)
CY
(2010)
CY+1
(2011)
CY+2
(2012)
CY
('10-'12)
International Broadcasters
Astral Media Inc. $38.88 86.1% $2,219 $2,748 2.88x 2.52x 2.43x 9.0x 8.1x 7.6x 8.9%
Corus Entertainment Inc. 22.44 89.4 1,862 2,473 3.05 2.81 2.70 8.9 7.9 7.6 6.2
Southern Cross Media Group ¹ 1.56 60.2 1,111 1,907 2.98 2.77 2.33 9.0 8.6 7.1 13.3
APN News & Media Ltd. 1.29 53.4 782 1,692 1.74 1.45 1.38 7.5 6.7 6.2 12.1
Prime Media Group Limited 0.76 79.8 279 439 1.93 1.53 1.48 9.0 6.6 6.3 14.5
UTV Media plc 2.08 81.0 207 325 1.75 1.64 1.58 7.6 6.9 6.5 5.1
Mean 75.0% 2.39x 2.12x 1.98x 8.5x 7.5x 6.9x 10.0%
Median 80.4 2.41x 2.08x 1.95x 9.0x 7.4x 6.8x 10.5
Radio - U.S.
CC Media Holdings, Inc. ² $6.87 62.5% $571 $19,511 3.33x 3.26x 3.23x 11.7x 11.1x 10.5x 1.5%
Entercom Communications Corp. 7.75 56.9 303 952 2.43 2.39 2.27 8.2 8.8 7.7 3.5
Cumulus Media Inc. ³ 3.44 59.5 147 754 2.86 NA NA 8.8 NA NA NA
Radio One Inc. 1.53 50.3 85 704 2.52 1.93 1.63 9.5 7.2 5.9 24.3
Emmis Communications Corp. 0.93 42.7 36 552 2.21 NA NA 15.1 NA NA NA
Salem Communications Corp. 3.25 74.2 80 368 1.80 1.67 1.51 7.0 6.7 6.1 9.1
Westwood One Inc. 5.40 46.6 122 265 0.73 NA NA 25.3 NA NA NA
Saga Communications Inc. 34.55 85.4 147 225 1.76 1.74 1.66 6.3 6.7 6.1 3.0
Beasley Broadcast Group Inc. 4.05 43.4 93 221 2.26 NA NA 8.4 8.2 NA NA
Mean 57.9% 2.21x 2.20x 2.06x 11.2x 8.1x 7.3x 8.3%
Median 56.9 2.26x 1.93x 1.66x 8.8x 7.7x 6.1x 3.5
Overall Mean 64.8% 2.28x 2.16x 2.02x 10.1x 7.8x 7.1x 9.2%
Overall Median 60.2 2.26x 1.93x 1.66x 8.9x 7.6x 6.5x 8.9
Global Traffic Network Inc. $11.48 82.9% $229 $188 1.79x 1.49x 1.39x 10.9x 8.8x 6.2x 13.7%

[
12 ]
Selected Publicly Traded Companies Analysis (cont’d)
Notes:
1. Adjusted for Austereo transaction
2. Adjusted for $750 million private placement of senior guaranteed notes
3. Adjusted for $610 million private placement of senior notes
4. CY2012 revenue and EBITDA adjusted as follows: Q3-Q4 FY2012 plus estimated 1H FY2013 proportionate to 1H FY2012 performance
As of July 27, 2011
Revenue EBITDA Growth (%) EBITDA Margin (%)
(US$ in millions except per share data)
CY
(2010)
CY+1
(2011)
CY+2
(2012)
CY
(2010)
CY+1
(2011)
CY+2
(2012)
Rev.
(2012)
EBITDA
(2012)
CY
(2010)
CY+1
(2011)
CY+2
(2012)
International Broadcasters
Astral Media Inc. $953 $1,090 $1,130 $306 $338 $361 3.7% 6.8% 32.1 31.0 31.9
Corus Entertainment Inc. 811 879 915 277 312 324 4.1 4.0 34.1 35.5 35.4
Southern Cross Media Group ¹ 639 689 820 211 221 269 19.0 21.8 33.0 32.1 32.8
APN News & Media Ltd. 972 1,167 1,223 224 252 274 4.7 8.8 23.1 21.6 22.4
Prime Media Group Limited 227 287 298 49 66 69 3.7 4.3 21.4 23.1 23.3
UTV Media plc 186 198 205 43 47 50 3.4 6.1 23.0 23.6 24.2
Mean 6.4% 8.6% 27.8% 27.8% 28.3%
Median 3.9 6.5 27.6 27.3 28.1
Radio - U.S.
CC Media Holdings , Inc. ² $5,866 $5,979 $6,045 $1,664 $1,754 $1,859 1.1% 6.0% 28.4 29.3 30.8
Entercom Communications Corp. 391 398 419 116 108 123 5.2 14.0 29.7 27.2 29.5
Cumulus Media Inc . ³ 263 NA NA 85 NA NA NA NA 32.4 NA NA
Radio One Inc. 280 365 433 74 98 120 18.7 22.6 26.6 26.7 27.6
Emmis Communications Corp. 250 NA NA 37 NA NA NA NA 14.6 NA NA
Salem Communications Corp. 204 220 243 53 55 60 10.4 9.6 25.8 24.8 24.7
Westwood One Inc. 363 NA NA 10 NA NA NA NA 2.9 NA NA
Saga Communications Inc. 128 130 136 36 33 37 4.5 9.9 27.8 25.8 27.1
Beasley Broadcast Group Inc. 98 NA NA 26 27 NA NA NA 26.8 NA NA
Mean 8.0% 12.4% 23.9% 26.8% 27.9%
Median 5.2 9.9 26.8 26.7 27.6
Overall Mean 7.1% 10.4% 25.4% 27.3% 28.1%
Overall Median 4.5 8.8 26.8 26.7 27.6
Global Traffic Network Inc. 4 $104 $126 $135 $17 $21 $30 7.0% 41.6% 16.4% 16.9% 22.3%

[
13 ]
Selected Transactions Analysis
(US$ in millions)
Source: Company filings, Thomson SDC
Announced Implied Implied TEV /
Date Acquiror Target Target Country Status TEV LTM Revenue LTM EBITDA
04/29/11 Clear Channel Broadcasting SmartRoute Systems and Metro Networks & TLAC United States Completed $119 NA NA
01/31/11 Southern Cross Media Group Austereo Group Australia Completed 923 3.3x 9.2x
01/31/11 Cumulus Media Cumulus Media Partners United States Pending 740 3.9x 9.6x
01/19/11 Hubbard Broadcasting Bonneville Intl Corp Radio Stations United States Completed 505 NA NA
12/17/10 Cumulus Media Citadel Broadcasting United States Pending 2,427 3.3x 9.7x
03/01/10 MSD, Oaktree GAP Radio Broadcasting United States Completed 120 NA 11.4x
Mean
$806 3.5x 10.0x
Median
623 3.3x 9.7x

[ 14 ]
Discounted Cash Flow Analysis
Source: Company model as of June 24, 2011
Note:        Sensitivity analysis does not sensitize Mobile discount rate of 25%
1. Excludes stock-based compensation
IMPLIED ENTERPRISE VALUE ($MM) IMPLIED PRICE PER SHARE
IMPLIED TERMINAL MULTIPLE
IMPLIED TEV / FY 2012 ADJUSTED EBITDA1
($ in millions, except per share data)
Discounted Cash Flows
UK, Australia and Canada Segment (13.5% Discount Rate)
Mobile (25% Discount Rate)
Total Discounted Cash Flows
Total Enterprise Value
Net Debt (6/30/11)
Total Equity Value
Diluted Shares Outstanding
Price Per Share
Implied TEV / FY2012E Adjusted EBITDA¹
Fiscal Year Ended June 30, Term. Value
2012E 2013E 2014E 2015E 2016E @ 4.0% perp.
$12.8 $14.3 $16.0 $17.3 $16.0 $158.4
(0.9) (0.4) 0.2 0.6 0.9 4.0
$11.9 $13.9 $16.1 $17.9 $16.9 $162.5
$239.3
(41.7)
$280.9
20.0
$14.03
9.7x
Discount Perpetuity Growth Rate
Rate 3.0% 3.5% 4.0% 4.5% 5.0%
11.5% 11.1x 11.7x 12.3x 13.0x 13.7x
12.5%
10.0x 10.4x 10.8x 11.3x 11.9x
13.5% 9.0x 9.3x 9.7x 10.1x 10.5x
14.5% 8.2x 8.5x 8.7x 9.0x 9.4x
15.5% 7.5x 7.7x 8.0x 8.2x 8.5x
Discount Perpetuity Growth Rate
Rate 3.0% 3.5% 4.0% 4.5% 5.0%
11.5% 6.7x 7.2x 7.7x 8.3x 8.9x
12.5%
6.0x 6.4x 6.8x 7.3x 7.8x
13.5% 5.5x 5.8x 6.1x 6.5x 6.9x
14.5% 5.0x 5.3x 5.5x 5.8x 6.2x
15.5% 4.6x 4.8x 5.1x 5.3x 5.6x
Discount Perpetuity Growth Rate
Rate 3.0% 3.5% 4.0% 4.5% 5.0%
11.5% $276.0 $289.1 $303.9 $320.8 $340.3
12.5% 246.4 256.5 267.7 280.4 294.7
13.5% 222.6 230.5 239.3 249.0 259.9
14.5% 203.0 209.3 216.3 224.0 232.5
15.5% 186.5 191.7 197.4 203.6 210.3
Discount Perpetuity Growth Rate
Rate 3.0% 3.5% 4.0% 4.5% 5.0%
11.5% $15.83 $16.47 $17.20 $18.03 $18.98
12.5% 14.38 14.88 15.43 16.04 16.75
13.5% 13.21 13.60 14.03 14.51 15.04
14.5% 12.25 12.56 12.90 13.28 13.70
15.5% 11.44 11.70 11.98 12.28 12.61

IV. Other Perspectives * * * * * * * * * * * * * * *

[
16 ]
Premiums Paid Analysis
1-DAY PRIOR
July 26, 2011
1-WEEK PRIOR
July 20, 2011
1-MONTH PRIOR
June 27, 2011
GNET
SHARE PRICE
$11.65 $11.98 $11.45
MEDIAN
SHARE PRICE
PREMIUM¹
(ALL M&A)
33.7% 37.6% 40.6%
MEDIAN
SHARE PRICE
PREMIUM2
(LBO ONLY)
23.8% 27.2% 29.3%
IMPLIED
SHARE PRICE
(ALL M&A)
$15.58 $16.48 $16.10
IMPLIED
SHARE PRICE
(LBO ONLY)
$14.42 $15.24 $14.80
Source: SDC Platinum
Notes:
1. Based on all announced & closed M&A transactions since January 1, 2008 with transactions values between $100 million and $1 billion and where 100% of the target equity was acquired.
Analysis excludes financials, energy, real estate and government industries
2. Based on all announced & closed leveraged buyouts since January 1, 2008 with transactions values between $100 million and $1 billion and where 100% of the target equity was acquired.
Analysis excludes financials, energy, real estate and government industries

[ 17 ]
GNET Equity Research Summary
ANALYST RECOMMENDATIONS AND FORECAST
Source: Company model as of June 24, 2011
($ in millions, except per share data) Date of Price Revenue EBITDA
Firm Analyst Recommendation Price Target Target FY2011E FY2012E FY2011E FY2012E
Noble Financial Michael Kupinski Buy 5/19/11 $16.00 $111.2 $117.7 $17.6 $21.1
Dougherty & Company Richard Ryan Buy 5/16/11 15.25 112.8 123.0 16.0 22.8
Discovery Investment Research Jim Gentrup Buy 5/19/11 15.00 112.6 121.4 17.6 22.1
The Robins Group NA Buy 5/17/11 15.00 NA NA NA NA
Feltl and Company Mark Smith Buy 6/14/11 14.00 112.8 126.5 15.9 22.3
Imperial Capital Anil Gupta Buy 5/18/11 14.00 111.7 123.0 15.7 22.2
21st Century Equity Research Mark Zinski Buy 5/13/11 13.50 111.0 126.0 17.0 25.5
Collins Stewart Thomas Egan Buy 5/13/11 8.00 NA NA NA NA
Mean $13.84 $112.0 $122.9 $16.6 $22.7
Median 14.50 112.2 123.0 16.5 22.3
Management Internal Estimates $117.4 $130.4 $19.7 $24.8

[
18 ]
DOUGHERTY & COMPANY
GNET Equity Research – Selected Commentary
NOBLE FINANCIAL
DISCOVERY INVESTMENT RESEARCH FELTL & COMPANY
Price Target of $16.00
Highlights
—“Management provided a very positive update on the progress of its new Mobile Alerts business in North America. The company has approximately 80K subscribers to [the] mobile application and has set the goal of achieving 1 million downloads by the end of fiscal year
2012“
Risks
— “Management believes that its Sales force “dropped the ball” and did not react quickly enough to replace the business [lost in Australia]”
Price Target of $15.25
Highlights
— “Management indicated the lower Australian results were a blip, and customers have come back with their advertising spending. April results were strong, but bookings so far for May and June are slightly below last year”
Risks
— “There are significant risks and uncertainties involving [Mobile
Traffic Network.] There is also no assurance that the technology will work as planned or that its application for patent protection will be granted”
Price Target of $15.00
Highlights
— “Much progress was made in the Global Alert Network segment during the quarter. The Company appears close to obtaining
certification for Apple’s iPhone. GAN is now broadcasting approx.
5,000 traffic reports on a daily basis“
Risks
— “Advertising rates increased to $135 per spot in Australia (vs. $130 last year), but the sell-out ratio dropped to 76%. It appears as though the Company did not resort to offering discounts to book unused inventory”
Price Target of $14.00
Highlights
— “We think the functionality of the GAN App is better than we had previously expected. Following each alert and advertisement listeners are asked to touch the “call” button or “URL” button to be connected to the advertiser via phone or their website. We think this makes the advertisements more valuable to the advertiser”
Risks
— “GNET has a limited history of providing its services outside of
Australia. Management intends to expand into additional
international markets and its inexperience in those markets increases the risk that international expansion might not be successful”

[
19 ]
21st CENTURY EQUITY RESEARCH
GNET Equity Research – Selected Commentary
(cont’d)
IMPERIAL CAPITAL
Price Target of $14.00
Highlights
— “Unexpected weakness in Australia appears to be temporary.
According to Commercial Radio Australia, industry revenue growth in the country’s top 5 markets was flat in March 2011, consistent with GNET’s decline, suggesting [the decline] was an industry-wide issue and not company specific”
Risks
— “Because of the high concentration of advertising inventory in
[Australia, Canada, and the United Kingdom,] a loss of a key supplier could severely impact top-line results”
Price Target of $13.50
Highlights
— “The Company is near monetizing its new Mobile Alert product which delivers hands-free traffic and weather updates to motorists via mobile phones. The Company has accumulated a subscriber base of
80,000 users within a short period. The Company’s stated goal is to achieve a subscriber base of 1 million“
Risks
— “Q3 EPS of ($.01) missed our estimate of $.06 due primarily to lower than expected sales and operating performance in Australia. Despite the relatively strong Australian economy (e.g. 4.9% unemployment)
cautious consumer spending negatively impacted retailers and hence advertising spending”

[
20 ]
Leveraged Buyout Analysis
CAPITALIZATION SUMMARY
TOTAL SOURCES AND USES
Source: Company model as of June 24, 2011
Notes:
1. FY 2011E Adjusted EBITDA of $19.7mm plus $1.1mm of public company costs.  Does not include non-cash compensation
2. FY 2016E Adjusted EBITDA of $54.1mm plus $1.1mm of public company costs. Does not include non-cash compensation
3. Statistics from FY 2011 projected financials and assume full year interest expense on pro forma debt structure
Key Assumptions include: $14.00 per share offer price, 5.0x initial leverage based on FY 2011E Adjusted EBITDA¹, and a 7.0x exit multiple based on FY 2016E Adjusted EBITDA²
($ in millions) Cum. Mult. Of
Total Sources Adj. EBITDA¹ $ %
Excess Cash on Balance Sheet $31.7 11%
New Revolver ($25mm) 0.0x -- --%
New First Lien Term Loan 2.9x 60.0 21%
New Second Lien Term Loan 4.8x 40.0 14%
Sponsor Equity 12.4x 158.2 55%
Total Sources 12.4x $289.9 100%
Total Uses $ %
Purchase Price of Equity $280.3 97%
Financing Fees 3.8 1%
Transaction Expenses 5.8 2%
Total Uses $289.9 100%
Pro Forma Fiscal Year Ended June 30,
($ in millions) Rate
Q4 2011E3
2012E 2013E 2014E 2015E 2016E
Cash $10.0 $10.0 $10.0 $10.0 $10.0 $27.8
New Revolver L + 500 bps / L Floor 150bps -- -- -- -- -- --
New First Lien Term Loan L + 500 bps / L Floor 150bps 60.0 48.0 31.1 8.1 -- --
New Second Lien Term Loan L + 850 bps / L Floor 150bps 40.0 40.0 40.0 40.0 17.4 --
Total Debt $100.0 $88.0 $71.1 $48.1 $17.4 $--
Net Debt $90.0 $78.0 $61.1 $38.1 $7.4 ($27.8)
Leverage Statistics
Total Debt / Adjusted EBITD 4.8x 3.4x 2.2x 1.2x 0.4x NM
Net Debt / Adjusted EBITDA 4.3x 3.0x 1.9x 1.0x 0.2x NM
Coverage Statistics
Adj EBITDA / Interest Expense 2.6x 3.4x 4.7x 6.4x 12.1x 45.5x
Adj EBITDA - Capex / Interest Expense + Mandatory Amortization 2.2x 2.9x 4.1x 5.6x 10.2x 44.3x
Paydown Statistics
Cumulative Total Debt Paydown ($) $-- $12.0 $28.9 $51.9 $82.6 $100.0
Cumulative Total Debt Paydown (%) -- 12.0% 28.9% 51.9% 82.6% 100.0%
Sponsor Cash Flow & Return @ 7.0x exit multiple ($158.2) $-- $-- $-- $-- $413.6
Sponsor IRR 21.2%

[
21 ]
Leveraged Buyout Sensitivity Analysis
Assumes 5.0x initial leverage based on FY 2011E Adjusted EBITDA¹
Source: Company model as of June 24, 2011
Note:
1. FY2011E Adjusted EBITDA of $19.7mm plus $1.1mm of public company costs. Does not include non-cash compensation
OFFER
($ in millions, except per share data) PRICE
Purchase Price $13.50 $14.00 $14.50
Transaction Value $279.6 $289.9 $300.2
Percent Existing Cash 11.3% 10.9% 10.5%
Percent Debt 35.8% 34.5% 33.3%
Percent Equity 52.9% 54.6% 56.1%
6.0x Exit Multiple
Sponsor IRR 19.3% 17.8% 16.3%
Sponsor MOIC 2.4x 2.3x 2.1x
7.0x Exit Multiple
Sponsor IRR 22.8% 21.2% 19.7%
Sponsor MOIC 2.8x 2.6x 2.5x
8.0x Exit Multiple
Sponsor IRR 25.9% 24.2% 22.7%
Sponsor MOIC 3.2x 3.0x 2.8x

Appendix: Supplemental Valuation Materials * * * * * * * * * * * * * * *

[ 23 ]
Discounted Cash Flow Analysis – Segment Valuation
Source: Company model as of June 24, 2011
Note:
1. Excludes stock-based compensation
UK, Australia and Canada Segments
13.5% Discount Rate
4.0% Perpetuity Growth Rate
Fiscal Year Ended June 30,
($ in millions) 2012E 2013E 2014E 2015E 2016E Term. Value
Adjusted EBITDA¹ $25.8 $31.4 $37.8 $44.2 $50.2 $50.2
Less: Depreciation & Amortization (5.8) (5.2) (4.9) (5.1) (5.3) (1.5)
Less: Non-Cash Compensation (1.7) (1.9) (2.1) (2.3) (2.4) (2.4)
EBIT $18.3 $24.3 $30.8 $36.9 $42.5 $46.3
Less: Income Tax Expense (7.0) (9.0) (10.3) (11.4) (15.7) (16.8)
NOPAT $11.2 $15.3 $20.4 $25.5 $26.7 $29.5
Plus: Depreciation & Amortization $5.8 $5.2 $4.9 $5.1 $5.3 $1.5
Less: Capital Expenditures (1.5) (1.5) (1.5) (1.5) (1.5) (1.5)
Less: Increase in Working Capital (1.8) (1.7) (1.9) (2.2) (2.2) (2.2)
Unlevered Free Cash Flow $13.7 $17.3 $21.9 $26.9 $28.3 $27.3
Perpetuity Growth Rate 4.0%
Terminal Value $298.5
Discount Rate (WACC) 13.5%
Discounted Cash Flows $12.8 $14.3 $16.0 $17.3 $16.0 $158.4
Total Segment Enterprise Value $234.9

[ 24 ]
Discounted Cash Flow Analysis – Segment Valuation (cont’d)
Source: Company model as of June 24, 2011
Note:
1. Excludes stock-based compensation
Mobile Segment
25% Discount Rate
4.0% Perpetuity Growth Rate
Fiscal Year Ended June 30,
($ in millions) 2012E 2013E 2014E 2015E 2016E Term. Value
Adjusted EBITDA¹ ($1.0) ($0.5) $0.5 $2.0 $3.8 $3.8
Less: Depreciation & Amortization -- -- -- -- -- --
Less: Non-Cash Compensation -- -- -- -- -- --
EBIT ($1.0) ($0.5) $0.5 $2.0 $3.8 $3.8
Less: Income Tax Expense -- -- (0.2) (0.7) (1.3) (1.3)
NOPAT ($1.0) ($0.5) $0.3 $1.3 $2.5 $2.5
Plus: Depreciation & Amortization $-- $-- $-- $-- $-- $--
Less: Capital Expenditures -- -- -- -- -- --
Less: Increase in Working Capital -- -- -- -- -- --
Unlevered Free Cash Flow ($1.0) ($0.5) $0.3 $1.3 $2.5 $2.5
Perpetuity Growth Rate 4.0%
Terminal Value $12.3
Discount Rate (WACC) 25.0%
Discounted Cash Flows ($0.9) ($0.4) $0.2 $0.6 $0.9 $4.0
Total Segment Enterprise Value $4.4

[ 25 ]
Contact Information
Moelis & Company LLC is a U.S.-registered broker dealer and a member of FINRA & SIPC.
Moelis & Company LLC
399 Park Ave., 5th Floor
New York, NY 10022
Tel:  (212) 883-3800
1999 Avenue of the Stars
Suite 1900
Los Angeles, CA 90067
Tel:  (310) 443-2300